                        EXCLUSIVE DISTRIBUTOR AGREEMENT

     This Agreement is entered into as of the 4TH day of AUGUST, 1995, by and among RACOM SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having offices at 6080 Greenwood Plaza Boulevard, Englewood, Colorado 80111, (hereinafter referred to as "RACOM") and RACOM JAPAN, INC., a company incorporated under the laws of Japan, with its principal office at Otsuka-shinyurigaoka, Building 5-3, Kamiasao 1-chome, Asao-ku, Kawasaki-shi, Kanagawa-ken, Japan (hereinafter referred as "RJ").

     WHEREAS, RACOM is involved in designing and developing radio frequency contactless identification and smart card transponders and communicators;

     WHEREAS, RJ desires to enter into an exclusive arrangement with RACOM to market in Japan products manufactured by RACOM; and

     WHEREAS, RACOM desires to enter into such an exclusive arrangement with RJ to authorize RJ to market RACOM's products in Japan;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1 - APPOINTMENT

1.1 Subject to the immediately succeeding sentence, RACOM hereby appoints RJ as its exclusive distributor in Japan (hereinafter referred to as the "Territory") for RACOM products (hereinafter referred to as "Products") manufactured and/or sold by RACOM to RJ, and RJ hereby accepts such appointment.


ARTICLE 2 - TERM OF AGREEMENT

2.1 This Agreement shall become effective as of the date set forth above when it has been duly executed by authorized representatives of RACOM and RJ. It shall continue in full force and effect for a term of two (2) years after such date (subject to Article 16 and 17), and shall be extended for additional one year terms upon the mutual agreement of the parties.

2.2 This Agreement includes Appendix A: Standard Terms and Conditions of Sale which is incorporated herein and made part of this Agreement.

ARTICLE 3 - DUTIES OF DISTRIBUTOR

     In addition to all other duties herein set forth, RJ shall have the following material obligations

3.1  SOLICITATION OF ORDERS

     RJ shall extend its reasonable efforts in soliciting orders for and selling Products for delivery to customers within the Territory.

3.2  ADVERTISING

     RJ shall advertise Products to such an extent and in such media as is reasonably necessary to encourage the sale of Products in the Territory. The entire cost of said advertising shall be paid by RJ, unless otherwise agreed to in writing by RACOM. If so agreed, RACOM may, at its sole discretion, contribute an amount up to one-half (1/2) of the cost of said advertising.

3.3  MAILING LIST

     RJ shall develop and maintain a mailing list of existing and prospective customers within the Territory, and shall periodically mail advertising literature to said customers.

3.4  TRAINING OF SALES FORCE AND SERVICE PERSONNEL

     RJ shall at all times maintain an adequate staff of sales personnel reasonably necessary to carry out the obligations of RJ under this Agreement, and shall fully train said sales personnel with respect to all pertinent aspects of the Products.

3.5  MONTHLY REPORTS

     RJ shall submit monthly reports to RACOM showing total sales of Products by complete part number and type, quantity sold, unit price, price extension, and customer identification and location. Each monthly report shall be submitted to the person designated by RACOM, as appropriate, by the end of the month immediately following the month covered by the report, and shall further include an itemization of the RJ's inventory of each covered Product as of the end of the month covered by the report.

3.6  MAINTENANCE OF SALES FACILITIES

     RJ shall maintain sales offices in the Territory to encourage the sale of Products and maintain adequate facilities to assure prompt handling of inquiries, orders and shipments.

3.7  SALES AND TECHNICAL LITERATURE

     RJ shall at all times maintain sales data on the Products, including price lists, catalogs and technical bulletin files. RJ shall keep confidential all know-how and technical information, and any other proprietary information furnished to it by RACOM.

3.8  BUSINESS INTEGRITY

     RJ shall pursue a high degree of business integrity in its dealings with customers.


ARTICLE 4 - PRICES

4.1 RACOM shall sell the Products to RJ at the prices designated as distributor cost in RACOM's current price list or at prices negotiated between RACOM and RJ, whichever is lower. Such prices are F.O.B. Englewood, Colorado, United States of America, and do not include local sales, use excise, customs, export, import or similar taxes. RJ shall assume and pay, or cause to be paid, any and all such taxes, license fees or other charges incident of the sale of Products. RJ shall pay all fees, assessments and taxes levied against Products in RJ's possession.

4.2 RACOM may from time to time, notwithstanding the above, upon written notice to RJ, change the distributor cost set forth in RACOM's current price list, such change to be effective thirty (30) days after the date of mailing of said notice to RJ. RACOM's price list shall then be automatically amended accordingly.

4.3 Any order from RJ received and accepted by RACOM prior to a price increase on Products which are the subject of such order shall be shipped at the price in effect at the time of acceptance of such order. Any order from RJ received and accepted prior to a price decrease on Products which are the subject of such order will be shipped at the price in effect at the time of shipment of such order.

4.4 In the event that the price of precious metals (including, but not limited to, gold and silver) that are incorporated into the Products rises prior to the delivery of such Products by RACOM, RACOM may adjust the prices set forth in the current price list immediately by written notice to RJ, and such prices shall apply to all Products not delivered at the time of such notice. Such adjustments shall be made in accordance with a formula, determined solely by RACOM, reasonably designed to pass on the increased cost of such precious metals.

4.5 In the event of a decrease made under this Agreement in distributor cost on any Product, RJ may apply for a credit with respect to all items of such Product then in RJ's inventory equal to the difference between RJ's original purchase price for such item (adjusted for any credits previously given with respect to such item pursuant to this paragraph 4.5 or otherwise) and the new lower price. Application for such credit must be submitted to RACOM within thirty (30) days following the effective date of the price decrease, and must include a tabulated list setting forth the following with respect to each applicable Product: RACOM's part number, quantity, unit price paid, quantity on hand and new unit price. If necessary, the price paid for such Products by RJ shall be determined on a first-in, first-out basis. This credit will apply only for products purchased within twelve (12) months of price decrease. Any such application for credit will be subject to verification by RACOM, for which purpose RACOM shall be permitted access to RJ's books and records. No credit will be issued except upon approval of the application by RACOM. To receive a credit, RJ must be in full compliance with Paragraph 3.5 (Monthly Reports). Credits shall be applied against pending or future purchase orders. No cash refunds will be made. All rights of RJ under this Section 4.5 shall expire upon termination of this Agreement for any reason.

ARTICLE 5 - PAYMENT

5.1 All payments for covered Products hereunder shall be made by RJ in accordance with the terms and conditions set forth in Appendix A.

5.2 All payments which are not paid when due shall bear interest at the lesser of 1.5% per month or the maximum lawful rate permitted to be charged under the Japanese Commercial Code from the date of invoice until payment is received.

ARTICLE 6 - CHANGES IN PRODUCTS

6.1 Upon 90 days notice to RJ, RACOM may discontinue the manufacture or sale of any Product and improve or change the design of any Product, and RACOM shall not incur any liability thereby, or any obligation to provide such improvements on Products previously purchased and/or sold by RJ.

ARTICLE 7 - WARRANTY AND TERMS OF SALE TO END USERS

7.1 RACOM agrees to provide warranty terms to RJ's customers identical to the standard warranty terms and procedures set forth in Appendix A, except that the warranty period shall begin at the time of shipment to RJ's customer from RJ. Subject to the preceding sentence and except as otherwise expressly provided herein, RACOM MAKES NO REPRESENTATION OR WARRANTY OF
     ANY KIND, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCTS. RJ shall not make any additional representations or warranties regarding the Products.

7.2 RJ shall not, on behalf of RACOM, extend or pass on to purchaser of RACOM's Products any warranty, other than RACOM's standard warranty, without written authorization from RACOM.

ARTICLE 8 - RELATIONSHIP OF PARTIES

8.1 The relationship of RJ to RACOM hereunder is solely that of vendee and vendor. Nothing contained herein shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto. Nothing contained herein shall be deemed or construed as granting to RJ any right or authority to assume or to create any obligation or responsibility, express or implied, for, on behalf of or in the name of RACOM, or to bind either RACOM, or any parent, subsidiary or affiliate of either such party, in any way or manner whatsoever.

ARTICLE 9 - ASSIGNMENT OF AGREEMENT

9.1 Neither this Agreement nor any interest herein is assignable by any party hereto, whether by way of assignment, operation of law or otherwise, without the prior written consent of the other party hereto. Any attempted assignment or transfer by any party hereto without the prior written consent of the other shall be null and void. Transfer of a controlling interest in any party hereto to a party not in control at the time of the execution of this Agreement shall be deemed an assignment of this Agreement for purposes of the restrictions set forth in this Article 9.

     Notwithstanding the foregoing, RACOM may assign or delegate the performance of part or all of its obligations under this Agreement to one or more of its parent, subsidiary or sister companies or affiliates, provided that:

     (a) Such assignment or delegation shall not relieve RACOM of primary responsibility for performance of its obligations under this Agreement; and

     (b) Any such assignment or delegation or any acts pursuant thereto will not be deemed to create any relationship between RJ and any such assignee other than that of vendee and vendor.

ARTICLE 10 - PATENTS, TRADEMARKS AND TRADE NAMES

10.1 No rights are granted hereunder to RJ under any of RACOM's patents or trademark. RJ shall sell and promote the Products only under the trade names and trademarks regularly applied to the Products by RACOM.

10.2 Whenever RJ shall make reference to its relationship with RACOM, whether in advertising or otherwise, such relationship shall be expressed only as follows:

          "the exclusive distributor of RACOM products in Japan."

     The foregoing right shall not survive termination of this Agreement. RJ shall be entitled to use the "RACOM" name and trademarks only to promote the sale of RACOM products within the Territory and shall not use the "RACOM" name and trademarks, or any variations thereof, alone or in combination with other words, or in connection with any product or service which has not been supplied by RACOM.

ARTICLE 11 - WAIVERS AND AMENDMENTS

11.1 No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other rights, powers or privileges.

11.2 Unless otherwise provided herein, this Agreement may not be changed, waived, discharged or terminated orally, but only by a written document signed by a duly authorized officer or designee of each party hereto.

ARTICLE 12 - EXPORT CONTROL LAWS AND REGULATIONS

12.1 Nothing contained in this Agreement shall be construed to require any party to do, and RJ shall not directly or indirectly do, any act or thing that will or could constitute a violation of the export control laws, or other laws and regulations similar in purpose or effect, applicable in the United States of America, the Territory or any other country having proper jurisdiction.

ARTICLE 13 - COMMERCIAL POLICY

13.1 Each party hereto agrees that it will not, in connection with this Agreement or its performance hereunder, directly or indirectly offer, pay, promise to pay or authorize the payment of any money or thing of value to any government official or to any person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official for the purpose of (a) influencing any act or decision of such government official, including a decision to fail to perform his official functions; or (b) inducing such government official to use his or her influence with any government of instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business or directing business, to any other party.

13.2 As used in this Article 13, the term "government official" means any officer or employee of any government or any department, agency, instrumentality or wholly-owned corporation thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency, instrumentality or wholly-owned corporation thereof, or any candidate for political office.

13.3 Each party hereto shall notify the others immediately of any extortive solicitation, demand or other request for anything of value, by or on behalf of any government official or employee of any government and related to the sale and/or service of the Products in the Territory.

ARTICLE 14 - COMPETITION

14.1 RJ shall give RACOM sixty (60) days prior written notice before stocking, handling, selling or offering for sale products competitive with the Products and shall notify RACOM immediately of any competitive products which RJ has agreed formally or informally to stock, handle, sell or offer for sale.

14.2 In the event that RACOM receives notice from RJ regarding the sale of competing products, RACOM shall have the right, on the provision of thirty (30) days prior written notice, to terminate this Agreement without any liability or obligation to RJ.

ARTICLE 15 - FORCE MAJEURE

15.1 In the event that any party hereto shall be rendered wholly or partly unable to carry out its obligations under this Agreement by reason of causes beyond its control, including but not limited to fire, flood, explosion, action of the elements, acts of God, accidents, epidemics, strikes, lockouts, or other labor trouble or shortage, inability to obtain, or shortage of, material, equipment or transportation, insurrection, riots or other civil commotion, war, enemy action, acts, demands or requirements of the governments in any state, or by any other cause which it could not reasonably be expected to avoid, then the performance of the obligations of any party as they are affected by such causes shall be excused during the continuance of any inability so caused, but such inability shall as far as possible be remedied within a reasonable period of time; provided, however, that notwithstanding the above, the provisions of this Article 15 shall not apply to payment of monies due and owning from one party to another.


ARTICLE 16 - TERMINATION FOR CAUSE

16.1 This Agreement shall immediately terminate upon written notice to such effect by any party to the other party, without the necessity of prior advance notice: (a) in the event of the other party's voluntary or involuntary bankruptcy or insolvency; (b) in the event that the other party shall make an assignment for the benefit of creditors; or (c) in the event that a petition shall have been filed against the other party under a bankruptcy law, or other law for relief of debtors, or other law similar in purpose of effect, the effect of which is to cause the other party to have its business effectively discontinued and such petition is not dismissed within thirty (30) days after such filing.

16.2 If a party to this Agreement should breach any material obligation hereunder, the injured party may give written notice to the defaulting party specifying the respect in which the said party has breached the Agreement. In the event that such breach is not remedied within thirty (30) days after such notice, the injured party may, by written notice to the defaulting party, terminate this Agreement with respect to the defaulting party, effective upon receipt of such notice.

16.3 The failure of a party to terminate this Agreement due to a breach on the part of the other party shall not constitute a waiver of its right to terminate on the basis of such breach or any subsequent breach.

ARTICLE 17 - RIGHTS

17.1 Upon expiration or termination of this Agreement, RJ shall return to RACOM or, at RACOM's direction, dispose of the price lists, advertising matter and other materials furnished by RACOM, and all customer records showing sales of Products, as RACOM may direct, and RACOM's name, trademarks, part numbers and similar identifying symbols shall not be displayed or used by RJ thereafter.

17.2 In the event of termination of this Agreement for any reason by the other party hereto, within thirty (30) days after the effective date of such termination, RACOM agrees to purchase and RJ agrees to sell RJ's entire inventory of standard Products which are not non-moving inventory or obsolete Products and which are in the original packages and undamaged and unaltered in any manner from the original form. All such inventory shall be subject to test inspection and acceptance by RACOM. The price to be paid by RACOM for such inventory shall be RACOM's standard distributor price for the quantity of each Product in RJ's inventory, in effect at the time of termination. RJ shall ship such inventory to the location designated by RACOM, freight and insurance prepaid by RJ.

17.3 In the event this Agreement is terminated with respect to RJ by RACOM under Article 16, RJ agrees to sell and RACOM agrees to purchase RJ's entire inventory of Products at a price computed as set forth in subparagraph 17.2, less a handling charge equal to fifteen percent (15%) of such price. RJ shall ship such inventory to the location designated by RACOM, freight and insurance prepaid by RJ.

17.4 In the event of a termination of this Agreement by a party hereto, RACOM shall not be required to furnish Product to RJ ordered between the date a termination notice is given and the effective date of the termination of this Agreement, unless payment for such Product is received in advance of delivery.

17.5 Upon termination of this Agreement in any manner and for any reason, RACOM shall not be responsible for compensating or reimbursing RJ for any loss or damage relating to the loss by RJ of present or prospective profits or anticipated sales or expenditures, investments or commitments made in connection therewith or for any loss or damage in connection with the establishment, development or maintenance of RJ's business, including any goodwill associated therewith.

ARTICLE 18 - NOTICES

18.1 Any notice required or permitted to be given by any party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given only if written in the English language and either delivered to an officer of the other party hereto at such party's address set forth above or at such other address as shall hereafter be designated in writing by such party, or when sent to such address by registered mail, postage prepaid. When a notice is given by any other means, it shall be effective only upon the actual receipt by an officer of the party for which it is intended.

ARTICLE 19 - WAIVER

19.1 No failure by a party to enforce or take advantage of any provision hereof shall constitute a waiver of the right subsequently to enforce or take advantage of such provision.

ARTICLE 20 - GOVERNING LAW

20.1 Except as altered or expanded by this Agreement, the laws of Japan shall govern in all respects as to the validity, interpretation, construction and enforcement of this Agreement.

ARTICLE 21 - GOVERNING LANGUAGE

21.1 The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based thereon.

ARTICLE 22 - ENTIRE AGREEMENT

22.1 This Agreement, including the Appendix hereto, is the entire understanding between the parties with regard to the distribution of Products, and supersedes and shall be substituted for each and every agreement or understanding with respect to distribution of the Products.

22.2 In the event of any conflict between any of the terms of this Agreement and anything in the Appendix hereto, the terms of this Agreement shall govern.


     IN WITNESS WHEREOF, the parties hereto have signed this Agreement which has been executed in two (2) English language original counterparts which shall be regarded as one and the same instrument.

RACOM SYSTEMS, INC.                    RACOM JAPAN, INC.

By:  /s/ Richard L. Horton             By:  /s/ Y. Nakazaki
   ---------------------------            ----------------------
Title:  President                      Title:  President
      ------------------------               -------------------
Date:  August 4, 1995                  Date:  August 4, 1995
     -------------------------              --------------------

[RACOM SYSTEMS, INC. LOGO]

                                   EXHIBIT A

                          TERMS AND CONDITIONS OF SALE


1. ACCEPTANCE. Purchase orders for Products shall be placed by Distributor in writing, and shall be accepted only upon these Terms and Conditions of Sale in effect at the time of acceptance of the order. The acceptance of a delivery of Products by Distributor shall constitute acceptance by Distributor of these Terms and Conditions. Racom reserves the right reasonably to reject any purchase orders placed by Distributor, and shall not be liable for any damages by reason of such rejections. Racom may make changes in such Terms and Conditions from time to time upon written notice to Distributor. Any such change shall form a part of the Terms and Conditions of Sale as to orders accepted thereafter, and these Terms and Conditions shall automatically be amended to conform to any such changes unless Distributor objects to such changes in a writing delivered to Racom within ten (10) days after receipt of Racom notice. Any terms and conditions presented in orders placed by Distributor which are in conflict with these Terms and Conditions then in effect shall be inapplicable to any sale of Products hereunder.

2. TERMS OF PAYMENT. Unless otherwise stated in any applicable agreement or on the face of Racom's order acknowledgment (or otherwise agreed upon as, for instance, in a letter of credit), all payments are due 50% at time of order placement and 50% at time of delivery, unless credit terms have been approved in advance. ALL PAYMENTS WHICH ARE NOT PAID WHEN DUE SHALL BEAR INTEREST AT THE LESSER OF 1.5% PER MONTH OR THE MAXIMUM LAWFUL RATE FROM THE DATE OF INVOICE UNTIL PAYMENT IS RECEIVED. All payments shall be made to Racom at the office indicated on Racom's invoice, and in United States currency.

3. TAXES. The sales price for the Products includes all taxes imposed on the Products to be delivered hereunder while title to such Products remains with Racom. Distributor shall be responsible for all taxes imposed on the Products coincident with or subsequent to transfer of title to such Products to Distributor.

4. DELIVERY. The delivery dates set forth on any applicable agreement or on Racom's order acknowledgment are approximate only, and Racom shall not be liable for, nor shall Racom be in breach of its obligations to Distributor because of, any delivery made within a reasonable time after the stated delivery date.
Racom may, by written notice to Distributor, change any delivery date, and such date shall become the agreed upon delivery date unless Distributor objects to such date in a writing delivered to Racom within ten (10) days of receipt of Racom's notice. Racom shall not be liable for any late delivery caused by the failure of Distributor to provide any necessary information in a timely manner. However, Racom will study with the Distributor the appropriate commercial compensation to Customer for unreasonable changes in the delivery date.

5. PRICES. All prices shall be as stated in the applicable sales or supply agreement or, if one does not exist, in the Purchase Order. If no price is stated for any item, the price for that item shall equal the price most recently quoted in writing or charged by Racom to Distributor for such item.

6. TITLE AND RISK OF LOSS. All shipments covered by these Terms and Conditions are F.O.B. Racom Plant unless otherwise agreed by Racom in writing,. Title to and risk of loss for Products shall pass from Racom to Distributor upon Racom making delivery to the carrier at the F.O.B. point.

7. CHANGES IN PRODUCTS. Racom may, at any time, either change or discontinue any of the Products. Any such change or discontinuation shall be immediately effective upon giving of written notice of such change to Distributor and upon receipt of such notice these Terms and Conditions shall be automatically amended to conform to such notice. Racom may discontinue the manufacture or sale of any Product and improve or change the design of any Product at any time, and Racom shall not incur any liability thereby, or any obligation to provide such improvements to Products previously purchased by Distributor.

                                   EXHIBIT A

                          TERMS AND CONDITIONS OF SALE

8. WARRANTY. Racom warrants that Products delivered hereunder shall conform to the specifications of their respective data sheets and shall be free from defects in material and workmanship under normal use and service for a period of one (1) year from the delivery of Products to Distributor. If, during such one year period, (i) Racom is notified promptly in writing upon discovery of any defect in the Products, including a detailed description of such defect, (ii) such Products are returned to Racom, F.O.B. Racom facility, upon Racom request
(iii) any such return is authorized by the release by Racom of a Return Material Authorization (RMA) and the RMA number issued by Racom is clearly marked on all accompanying documentation and (iv) Racom's examination of such Products discloses to Racom's satisfaction that such Products are defective and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper installation, repair or alteration by someone other than Racom, improper testing, or use contrary to any instructions issued by Racom, then within a reasonable time, Racom shall (at its sole option) either repair, replace or credit Distributor for such Products. Racom shall return any Products repaired or replaced under this warranty to Distributor, transportation prepaid, and reimburse Distributor for the transportation charges paid by Distributor for such Products. The performance of this warranty does not extend the warranty period of any Products beyond that period applicable to the Products originally delivered.

THE FOREGOING WARRANTY CONSTITUTES RACOM'S EXCLUSIVE LIABILITY, AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR, FOR ANY BREACH OF ANY WARRANTY OR OTHER NONCONFORMITY OF PRODUCTS. THIS WARRANTY IS EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

9. PATENTS. Racom shall defend, at its expense, any claim (including any suit) brought against Distributor alleging that any Products furnished hereunder infringe any patent, copyright, or mask work right, and shall pay all costs and damages finally awarded, provided that Distributor gives Racom prompt written notice of such claim, and information, reasonable assistance and sole authority to defend of settle the claim. In the defense or settlement of the claim, Racom shall obtain for Distributor the right for using the Products or replace or modify Products so they become non-infringing, or if such remedies are not reasonably available, grant Distributor a credit for the Products as depreciated and accept their return. Racom shall not have any liability if the alleged infringement is based upon the use, license or sale of other products (including software, or hardware) not furnished by Racom used in combination with the Products. RACOM DISCLAIMS ALL OTHER LIABILITY FOR VIOLATION, MIS-APPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND FURTHER DISCLAIMS ANY LIABILITY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES

10. CONSEQUENTIAL DAMAGES. RACOM AND DISTRIBUTOR HEREBY EXPRESSLY WAIVES ALL CLAIMS FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE SALE OF THE PRODUCTS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY SUCH DAMAGES ARISING BY REASON OF LOST PROFITS, ANY INDEMNITY HEREIN, FAILURE OR DELAY IN MANUFACTURE OR DELIVERY OF PRODUCTS, OR IN THE USE OR PERFORMANCE OF PRODUCTS.

11. WAIVER. No failure by either party to enforce or take advantage of any provision hereof shall constitute a waiver of the right subsequently to enforce or take advantage of such provision.

                                   EXHIBIT A

                          TERMS AND CONDITIONS OF SALE

12. GOVERNING LAW. The law of the State of Colorado, United States of America, shall govern in all respects as to the validity, interpretation, construction and enforcement of this Agreement, without reference to conflict of laws principles. For International Customers, all disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or the breach thereof, which cannot be resolved between the parties shall be settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Arbitrator(s) shall be appointed in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Such arbitration shall be held in the English language in Denver, Colorado. The award shall be final and binding upon the parties. This article does not apply to breaches of obligation of Attachment D Confidentiality and Non-Disclosure. Each party may seek relief from the courts (including injunctive and other equitable relief) in connection with any such breach.

13. FORCE MAJEURE. In the event that either party hereto shall be rendered wholly or partly unable to carry out its obligations under this Agreement by reason of causes beyond its control, including but not limited to fire, flood, explosion, action of the elements, acts of God, accidents, epidemics, strikes, lockouts, or other labor trouble or shortage, inability to obtain, or shortage of, material, equipment or transportation, insurrection, riots or other civil commotion, war, enemy action, acts, demands or requirements of the governments in any state, or by any other cause which it could not reasonably be expected to avoid, then the performance of the obligations of either party or both as they are affected by such causes shall be excused during the continuance of any inability so caused, but such inability shall as far as possible be remedied within a reasonable period of time, provided, however, that notwithstanding the above, the provisions of this Article shall not apply to payment moneys due and owing from one party to the other.

14. ADDITIONAL OR INCONSISTENT TERMS. The Parties may modify these Terms and Conditions on a case by case basis. Any New Terms and Conditions set forth in a specific purchase order or in any document provided by Distributor to Racom which differ from or conflict with or are not included in the applicable supply agreement and/or the Purchase Order shall not become a part of any agreement between Racom and Distributor unless such Terms and Conditions are specifically agreed to in writing by Racom and Distributor. Unless otherwise agreed in writing by Racom and Distributor, the Terms and Conditions specified herein shall govern over any conflicting terms and conditions contained in any other agreement between Distributor and Racom.

15. ENTIRE AGREEMENT. These Terms and Conditions constitute part of the agreement between Racom and Distributor, which agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings between the parties concerning the subject matter hereof.